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                                                                  EXHIBIT 4.9(b)


                               SECOND AMENDMENT TO
                        STERLING CHEMICALS HOLDINGS, INC.
                             STOCKHOLDERS AGREEMENT

              THIS SECOND AMENDMENT TO STERLING CHEMICALS HOLDINGS, INC. STOCKHOLDERS AGREEMENT (this "Amendment") dated effective as of May 1, 1998 is by and among STERLING CHEMICALS HOLDINGS, INC., a Delaware corporation (the "Corporation"), STERLING CHEMICALS, INC. EMPLOYEE STOCK OWNERSHIP TRUST, an employee stock ownership trust created pursuant to the Sterling Chemicals, Inc., Employee Stock Ownership Plan (the "ESOT"), and the other persons and entities whose signatures appear on the signature pages hereof (the "Other Parties" and, together with the Corporation and the ESOT, the "Parties"). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Existing Agreement referred to below.

                             PRELIMINARY STATEMENTS

       A. The Parties, together with certain other Holders, are parties to that certain Sterling Chemicals Holdings, Inc. Stockholders Agreement dated effective as of August 21, 1996 (the "Original Agreement").

       B. The Original Agreement was amended by that certain First Amendment to Sterling Chemicals Holdings, Inc. Stockholders Agreement dated effective as of December 31, 1997 (the Original Agreement, as so amended, the "Existing Agreement").

       C. The Parties desire to amend the Existing Agreement in certain respects in order to exclude certain shares of Stock from the coverage of the Existing Agreement.

              NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and in the Existing Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

              Section 1. Amendment of Section 2.16 of the Existing Agreement.
Section 2.16 of the Existing Agreement is hereby amended to read in its entirety as follows:

              2.16. Except as provided below, the term "Stock" shall mean (1) all shares of Common Stock owned by each Holder and the ESOT on the Effective Date; (2) all shares of Common Stock issued by the Company to or acquired by any Holder or the ESOT after the Effective Date, whether in connection with a purchase, issuance, grant, stock split, stock dividend, reorganization, warrant, option, convertible security, right to acquire or otherwise; (3) all securities of the Company or any other corporation or entity which any Holder or the ESOT acquires after the Effective Date in respect of his, her or its shares of Common Stock in connection with any exchange, merger, consolidation, recapitalization, reorganization or other transaction



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       to which the Company is a party; and (4) all shares of Common Stock owned by any person or entity who becomes subject to this Agreement pursuant to the terms of this Agreement. Notwithstanding the foregoing, the term "Stock" shall not include (a) any shares of Common Stock which were retained by a Holder or any other person or entity on the Effective Date by virtue of a "Rollover Election" made in connection with the Merger (other than any such shares held on the Effective Date by a person who was a Holder on the Effective Date and who is a party to the Inducement Agreement); (b) any shares of Common Stock purchased after the Effective Date in the open market through a broker or in a transaction directly with a market maker (as defined in section 3(a)(38) of the Securities Exchange Act of 1934, as amended); (c) any shares of Common Stock distributed by the ESOT; (d) any shares of Common Stock distributed under the Sterling Chemicals, Inc. Amended and Restated Employees' Stock Ownership Plan, as amended, or any trust created pursuant thereto; or (e) any securities of the Company or any other corporation or entity which any Holder or the ESOT acquires in respect of any shares of Common Stock referred to in clauses (a) through (d) above in connection with any exchange, merger, consolidation, recapitalization, reorganization or other transaction to which the Company is a party. All references herein to the Stock owned by a Holder include the community interest or similar marital property interest, if any, of the spouse of such Holder in such Stock.

              Section 2. Effect of Amendments. Except as amended and modified by this Amendment, the Existing Agreement shall continue in full force and effect. The Existing Agreement and this Amendment shall be read, taken and construed as one and the same instrument. Upon the effectiveness of this Amendment, each reference in the Existing Agreement to "this Agreement" shall mean and be a reference to the Existing Agreement as amended hereby.

              Section 3. Effectiveness. This Amendment shall not be or become effective unless and until it has been duly executed and delivered by the Corporation and Holders constituting a Required Voting Percentage.

              Section 4. Binding Effect. This Amendment shall inure to the benefit of, and shall be binding upon (i) the Corporation and its successors and permitted assigns and (ii) the Holders and their respective heirs, legatees, executors, personal representatives, administrators, successors and permitted assigns.

              Section 5. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same agreement. It shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart.

              Section 6. Severability. Should any clause, sentence, paragraph, subsection or Section of this Amendment be judicially declared to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Amendment, and the Parties agree that the part or parts of this Amendment so held to be invalid, unenforceable or

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void will be deemed to have been stricken herefrom as if such stricken part or parts had never been included herein.

              Section 7. Governing Law. THIS AMENDMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW.

              Section 8. Entire Agreement. This Amendment and the Existing Agreement set forth all of the promises, agreements, conditions, understandings, warranties and representations among the Parties with respect to the matters cover hereby, and supersede all prior agreements, arrangements and understandings among the Parties, whether written, oral or otherwise. There are no promises, agreements, conditions, understandings, warranties or representations, oral or written, express or implied, among the Parties concerning the subject matter hereof or thereof except as set forth herein or therein.

              IN WITNESS WHEREOF, the Parties have executed this Amendment effective as of the date first written above.


                                       STERLING CHEMICALS HOLDINGS, INC.



                                       By:
                                          ---------------------------------
                                       Printed Name:
                                                    -----------------------
                                       Title:
                                             ------------------------------


                                       STERLING CHEMICALS, INC.
                                       EMPLOYEE STOCK OWNERSHIP TRUST

                                       By: Merrill  Lynch Trust Co. of Texas,
                                           solely in its capacity as Trustee



                                           By:
                                              -----------------------------
                                           Printed Name:
                                                        -------------------
                                           Title:
                                                 --------------------------


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                                       OTHER PARTIES:


                                       Individual:




                                       ------------------------------------
                                       Printed Name:
                                                    -----------------------


                                       Entity:


                                       ------------------------------------
                                       (Print Name of Entity)



                                       By:
                                          ---------------------------------
                                       Printed Name:
                                                    -----------------------
                                       Title:
                                             ------------------------------


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